Exhibit 99.2

FIRSTENTERPRISES, INC.
Consolidated Financial Statements
as of and for the Nine Month Periods Ended
December 31, 2025 and 2024 (Unaudited)

FIRSTENTERPRISES, INC.

FIRSTENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,
(In thousands, except per share amounts)	2025	2024
Assets
Current assets
Cash and cash equivalents	$—	$—
Accounts receivable, net	78,188	74,673
Other current assets	13,922	14,461
Total current assets	92,110	89,134
Property and equipment, net	120,382	120,170
Finance lease right-of-use assets, net	72,194	97,725
Operating lease right-of-use assets, net	75,067	101,466
Other assets	11,715	10,912
Total assets	$371,468	$419,407
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$9,272	$7,417
Accrued expenses	9,236	14,535
Claims and insurance accruals	21,518	25,269
Current maturities of operating lease liabilities	35,880	36,731
Current maturities of finance lease liabilities	27,811	25,569
Total current liabilities	103,717	109,521
Notes payable	14,039	5,705
Deferred tax liability	12,909	15,378
Operating lease liabilities, less current maturities	40,849	66,039
Finance lease liabilities, less current maturities	32,101	60,031
Other liabilities	15,106	12,395
Total liabilities	218,721	269,069
Stockholders’ equity
Common stock - no par value, 200,000 shares authorized, 10,100 shares issued and 10,000 shares outstanding	—	—
Treasury stock, 100 shares at cost	(14,000)	(14,000)
Retained earnings	163,124	159,056
Noncontrolling interest	3,623	5,282
Total stockholders’ equity	152,747	150,338
Total liabilities and stockholders’ equity	$371,468	$419,407

See Notes to Consolidated Financial Statements (Unaudited).

FIRSTENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Nine-Months Ended December 31,
(In thousands)	2025	2024
Revenues	$465,142	$479,030
Operating expenses
Wages and benefits	200,217	204,118
Fuel and operating supplies	104,506	109,241
Claims and insurance	54,337	53,574
Depreciation and amortization	33,975	33,562
Gains on disposals of property and equipment	(4,707)	(1,553)
Rent and lease expense	33,375	36,158
General supplies and other operating expenses	8,209	8,959
Operating taxes and licenses	5,663	7,075
Purchased transportation	10,672	5,648
Communications and utilities	3,578	3,572
Total operating expenses	449,825	460,354
Operating profit	15,317	18,676
Other (income) expense
Interest expense	2,750	2,898
Income before income taxes	12,567	15,778
Provision for income taxes	2,090	3,710
Net income	10,477	12,068
Less net income attributable to noncontrolling interest	(4,111)	(2,107)
Net income attributable to FirstEnterprises, Inc.	$6,366	$9,961

See Notes to Consolidated Financial Statements (Unaudited).

FIRSTENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

	Nine Months Ended December 31, 2025
(In thousands)	Common Stock	Treasury Stock	Retained Earnings	Noncontrolling Interest	Total Stockholders’ Equity
BALANCE, March 31, 2025	$—	$(14,000)	$156,758	$3,367	$146,125
Distribution to noncontrolling interest	—	—	—	(3,855)	(3,855)
Net Income	—	—	6,366	4,111	10,477
BALANCE, December 31, 2025	$—	$(14,000)	$163,124	$3,623	$152,747

	Nine Months Ended December 31, 2024
(In thousands)	Common Stock	Treasury Stock	Retained Earnings	Noncontrolling Interest	Total Stockholders’ Equity
BALANCE, March 31, 2024	$—	$(14,000)	$149,095	$4,724	$139,819
Distribution to noncontrolling interest	—	—	—	(1,549)	(1,549)
Net Income	—	—	9,961	2,107	12,068
BALANCE, December 31, 2024	$—	$(14,000)	$159,056	$5,282	$150,338

See Notes to Consolidated Financial Statements (Unaudited).

FIRSTENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended December 31,
(In thousands)	2025	2024
Operating Activities
Net income (loss)	$10,477	$12,068
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	33,975	33,562
Amortization of operating lease right-of-use assets	30,654	33,557
Provision for credit losses	815	135
Gain on equipment disposal	(4,707)	(1,553)
Deferred tax expense	863	—
Changes in operating assets and liabilities:
Accounts receivable	(1,487)	10,211
Other current assets	(3,751)	(2,069)
Accounts payable	33	(2,347)
Accrued expenses	(5,016)	(1,557)
Claims and insurance accruals	(11,987)	(1,151)
Operating lease liabilities	(18,053)	(28,986)
Other current liabilities	985	693
Net cash provided by operating activities	32,801	52,563
Investing Activities
Purchases of property and equipment	(41,714)	(48,075)
Proceeds from sale of equipment	23,942	32,114
Change in other assets	(1,920)	(1,792)
Net cash provided by (used in) investing activities	(19,692)	(17,753)
Financing Activities
Distributions to noncontrolling interest	(3,855)	(1,549)
Paydowns on credit agreement	(162,023)	(181,403)
Draws on credit agreement	172,241	166,980
Principal payments on finance lease liabilities	(19,473)	(18,850)
Net cash used in financing activities	(13,110)	(34,822)
Net change in cash and cash equivalents	(1)	(12)
Cash and cash equivalents at beginning of year	1	12
Cash and cash equivalents at end of year	$—	$—
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$2,831	$2,980
Income taxes	$1,655	$6,242
Supplemental disclosures of non-cash transactions:
Lease liabilities arising from obtaining right-of-use assets
Operating leases	$9,456	$23,565
Finance leases	$—	$—

See Notes to Consolidated Financial Statements (Unaudited).

FIRSTENTERPRISES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1: DESCRIPTION OF THE BUSINESS

FirstEnterprises, Inc. and its subsidiaries (collectively, the “Company”) is primarily engaged in the business of providing transportation and supply chain management. FirstFleet, Inc., Interactive Logistics, Inc. and FirstFinance and Properties, Inc. are all wholly owned subsidiaries of FirstEnterprises, Inc. FirstFleet, Inc. is a contract carrier which provides transportation services under contract with various shippers. The freight is primarily moved by company operated equipment; however, the Company contracts with other carriers to transport a portion of the freight. Interactive Logistics, Inc. provides brokerage services within the transportation industry. FirstFinance and Properties, Inc. owns all of the voting units of First Enterprise Properties, LLC which provides facilities for lease to FirstFleet, Inc. The non-voting units of First Enterprise Properties, LLC are held by a related party and are recorded as a noncontrolling interest in the accompanying consolidated financial statements.

Note 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of First Enterprises, Inc., its wholly-owned subsidiaries, and a real estate partnership (see Note 1). The Company consolidates an entity if the Company has a controlling financial interest in the entity. All significant intercompany balances and transactions have been eliminated. The Company accounts for noncontrolling interest in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. The Company reports noncontrolling interests in subsidiaries as equity in the consolidated financial statements, and discloses separately income or loss attributable to controlling and noncontrolling interests.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Financial Accounting Standards Board (FASB) provides authoritative guidance regarding U.S. GAAP through the Accounting Standards Codification (ASC) and related Accounting Standards Updates (ASUs).

Fiscal Year

The Company’s fiscal year presented in these financial statements are for the period April 1 through December 31, 2024 and 2025.

Use of Estimates

The preparation of U.S. GAAP financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Estimates that are particularly susceptible to significant change in the near term are related to the valuation of self-insurance claims, litigation claims and the allowance for credit losses.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly-liquid debt instruments with an original maturity of 90 days or less.

Accounts Receivable

Accounts receivable represent amounts owed to the Company which are expected to be collected within twelve months and are presented in the consolidated balance sheets net of the allowance for credit losses.

Allowance for Credit Losses

Management evaluates its receivables on an ongoing basis by analyzing customer relationships and previous payment histories. The allowance for credit losses is management’s best estimate of the amount of probable credit losses in the existing accounts based on current market conditions. Historically, losses on uncollectible accounts have been within management’s expectations. The allowance for credit losses is reviewed on a periodic basis to ensure there is sufficient reserve to cover any potential credit losses. When receivables are considered uncollectible, they are charged against the allowance for credit losses. Collections on accounts previously written off are included in income as received. The allowance for credit losses was $0.1 million and $1.9 million at December 31, 2025 and December 31, 2024, respectively.

Other Current Assets

Other current assets include prepaid expenses, refundable income taxes, tires, fuel and parts inventories.

Property and Equipment

Land is carried at cost and all other property and equipment is stated at cost less accumulated depreciation. Expenditures for additions, major renewals, and betterments are capitalized and repairs and maintenance are charged to operations as incurred. Depreciation expense is recognized over the estimated useful lives of the property and equipment using the straight-line method. Leasehold improvements are amortized over the shorter of the estimated useful life or remaining term of the lease.
Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than the carrying amount of the asset, an impairment loss is recognized. Long-lived assets and certain intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Claims and Insurance Accruals

Claims and insurance accruals, both current and long-term, reflect the estimated total settlement costs of claims for workers’ compensation, health, cargo loss and damage, vehicle liability and physical damage. The Company is primarily self-insured for these losses and related liabilities but does carry insurance with third-party insurance carriers. Management periodically reviews the Company’s risk exposure and insurance coverage applicable to those risks and believes that sufficient insurance coverage is maintained. These costs are included in claims and insurance expense, except for workers’ compensation, which is included in wages and benefits. The liabilities are included in claims and insurance reserves based on estimates of claims incurred. Liabilities for unsettled claims and claims incurred but not yet reported are actuarially determined with respect to workers’ compensation, health and vehicle liability claims as of March 30, 2025. Liabilities for all other coverages are estimated based on management’s evaluation of the nature and severity of individual claims and past experience. The Company’s liability for claims and insurance totaled $29.4 million and $31.3 million at December 31, 2025 and December 31, 2024, respectively. The long-term portions of these reserves were $7.9 million and $6.0 million at December 31, 2025 and December 31, 2024, respectively, and are included in “Other liabilities” on the accompanying consolidated balance sheets.

Revenue Recognition

The Company recognizes revenue based upon when transportation and related services have been completed in accordance with the bill of lading (“BOL”) and contractual agreements with customers. Generally, performance obligations begin when the Company receives a BOL or an order from a customer and are satisfied when the delivery of a shipment is completed. Revenue is recognized for performance obligations under customer contracts at a point in time in accordance with the ASC 606. The average transit time to complete a shipment is substantially less than 24 hours. Billing for transportation services normally occurs after completion of the service and payment is generally due within 45 days after the invoice date.

Income Taxes

Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts for financial reporting purposes and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. The consolidated tax provision of the controlled group is allocated to the members based on their respective share of pretax income. Tax positions are recognized only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax position is recorded. The Company is subject to routine audits by taxing jurisdictions. The Company is currently open to audit under the statute of limitations by the Internal

Revenue Service for the years ended December 31, 2022 through 2025. The Company files multiple state tax returns with varying statutes of limitations.

Interest

Interest costs are charged to expense as incurred.

Leases

The Company leases certain equipment under noncancelable leases. The Company determines if a contract or arrangement contains a lease at inception. Leases are classified as finance or operating, with the classification affecting the pattern and classification of expense recognition over the lease term. A lease is classified as a finance lease if any of the following criteria are met: (i) ownership of the underlying asset transfers to the Company by the end of the lease term; (ii) the lease contains an option to purchase the underlying asset that the Company is reasonably expected to exercise; (iii) the lease term is for a major part of the remaining economic life of the underlying asset; (iv) the present value of the sum of lease payments and any residual value guaranteed by the Company equals or exceeds substantially all of the fair value of the underlying asset; or (v) the underlying asset is of a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. A lease that does not meet any of the criteria to be classified as a finance lease is classified as an operating lease. Operating leases are included in operating lease right-of-use (ROU) assets and operating lease liabilities in the consolidated balance sheets. Finance leases are included in finance lease right-of-use (ROU) assets and finance lease liabilities in the consolidated balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. Management uses a risk-free rate or the implied interest rate within the lease based on the information available at the commencement date in determining the present value of lease payments for operating and finance ROU assets. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Subsequent Events

On January 27, 2026, Werner Enterprises, Inc. (“Werner”) acquired 100% of the equity interests of the Company for $245 million cash, which includes a maximum $35 million earnout based on gross revenue net of fuel surcharge for the period April 1, 2026, through March 31, 2027. The transaction was funded using cash on hand and Werner’s existing revolving credit facility. During closing, Werner assumed approximately $57.0 million of finance leases and paid the Company’s outstanding note payable balance of $9.6 million. Under a separate agreement, Werner also acquired real estate properties from the Company for $37.8 million.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which is often referred to as the CECL model, or current expected credit losses. Among other things, the amendments in the ASU require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The Company adopted ASU 2016-13 on March 27, 2023. The impact of the adoption was not considered material to the consolidated financial statements and primarily resulted in enhanced disclosures only.

Reclassifications

Certain reclassifications were made to prior year balances to conform with current year presentation.

Note 3: CONCENTRATIONS

Revenue from four customers represents approximately 87% and 89% of total revenue for the nine months ended December 31, 2025 and December 31, 2024, respectively. At December 31, 2025 and December 31, 2024, the Company had approximately 90% and 89% of its accounts receivable due from four and three customers, respectively. To reduce risk, the Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

Note 4: PROPERTY AND EQUIPMENT

The components of property and equipment at December 31, 2025 and December 31, 2024, are as follows (in thousands):

	Estimated Useful Lives (in years)	December 31, 2025	December 31, 2024
Land		$6,576	$6,762
Buildings and improvements	5-30	30,743	31,291
Revenue equipment	5-12	198,469	183,327
Equipment	3-8	23,903	22,740
Construction in process		—	453
Less: accumulated depreciation		(139,309)	(124,403)
Total		$120,382	$120,170

Note 5: ACCRUED EXPENSES

The components of accrued expenses at December 31, 2025 and December 31, 2024 are as follows (in thousands):

	December 31, 2025	December 31, 2024
Accrued salaries and wages	$7,150	$11,776
Accrued income taxes	407	—
Other accrued taxes	1,679	2,759
	$9,236	$14,535

Note 6: NOTE PAYABLE

The Company has a credit agreement with a financial institution which was amended and extended subsequent to year end. The maximum commitment on the credit agreement is $55.0 million or less depending on the calculated borrowing base for the year ended December 31, 2025. The total committed balance under the credit agreement is calculated by combining line of credit borrowings and irrevocable letters of credit issued. The credit agreement bears interest at 5.1% as of December 31, 2025 and is secured by accounts receivable, certain equipment and cash accounts of the Company. The outstanding balances as of December 31, 2025 and December 31, 2024 were $14.0 million and $5.7 million, respectively. The current credit agreement now expires on October 28, 2028. The remaining unfunded portion of the current borrowing base set forth in the credit agreement at December 31, 2025 was approximately $14.7 million. Certain financial covenants are imposed by the credit agreement. The Company is in compliance with all of the financial covenants.

Annual maturities of the note payable are as follows as of December 31, 2025 (in thousands):

2026	$—
2027	—
2028	—
2029	14,039
Total	14,039
Less current maturities	—
Note payable balance	$14,039

Note 7: COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company has various property and equipment leases which expire at various dates through November 2030. The components of total lease cost were as follows for the nine months ended December 31, 2025 and December 31, 2024 (in thousands):

	December 31, 2025	December 31, 2024
Operating lease cost	$30,871	$33,423
Short-term lease cost	$2,504	$2,735

Finance lease cost
Amortization of right-of-use asset	$9,266	$11,325
Interest on lease liabilities	1,465	1,992
Total finance lease cost	$10,731	$13,317

The following table shows supplemental information related to leases for the nine months ended December 31, 2025 and December 31, 2024 (in thousands):

	December 31, 2025	December 31, 2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$30,654	$33,557
Operating cash flows from finance leases	$10,730	$13,317
Financing cash flows from finance leases	$19,473	$18,850

The following table shows the weighted average lease term and weighted average discount rate related to leases as of December 31, 2025 and December 31, 2024:

	December 31, 2025	December 31, 2024
Weighted average remaining lease term
Operating leases	2.5 years	3.0 years
Finance leases	2.2 years	2.8 years

Weighted average discount rate
Operating leases	4.6%	4.6%
Finance leases	2.8%	2.8%

Future minimum lease payments under non-cancellable leases as of December 31, 2025 were as follows (in thousands):

For the years ended	Operating Leases	Finance Leases
2026	$9,617	$6,806
2027	34,148	26,942
2028	19,699	12,549
2029	8,570	7,478
2030	8,570	4,521
Thereafter	593	5,099
Total future minimum lease payments	81,197	63,395
Less imputed interest	(4,468)	(3,483)
Present value of lease liabilities	76,729	59,912
Less current maturities	(35,880)	(27,811)
Lease liabilities	$40,849	$32,101

The Company has established various irrevocable letters of credit with the beneficiaries being various insurance companies. Letters of credit outstanding at December 31, 2025 were $26.3 million.

The Company is subject to legal proceedings and claims that arise in the ordinary course of its business. Some of these may be covered in whole or in part by insurance. Management believes that adequate provisions for resolution of all contingencies, claims and pending litigation have been made for probable and estimable losses and that the ultimate outcome of these actions will not have a material adverse effect on the consolidated financial position of the Company.

Note 8: INCOME TAXES

The Company’s provision for income taxes consists of the following (in thousands):

For the nine months ended	December 31, 2025	December 31, 2024
Current tax expense
Federal	$4,868	$3,775
State	1,377	1,258
	6,245	5,033
Deferred tax expense
Federal	(3,516)	(1,221)
State	(639)	(102)
	(4,155)	(1,323)
Total	$2,090	$3,710

The provision for income taxes differs from that computed by applying federal and state statutory rates to income before income tax expense due to income from First Enterprise Properties, LLC not being subject to federal income tax.

The components of the net deferred tax liability are as follows (in thousands):

	December 31, 2025	December 31, 2024
Allowance for credit losses	$240	$440
Financial statement reserves not deductible	57,622	66,855
Depreciation of property and equipment	(70,771)	(82,673)
Net deferred tax liability	$(12,909)	$(15,378)

Valuation Allowance on Deferred Tax Asset

Realization of deferred tax assets is dependent upon generating sufficient taxable income prior to their expiration. Management anticipates full realization of the deferred tax assets, therefore, no valuation allowance has been recorded at December 31, 2025 or December 31, 2024.

Note 9: DEFERRED COMPENSATION PLAN

The Company has salary deferral agreements covering certain employees. The total deferred salary payable under these agreements was $7.2 million and $6.4 million at December 31, 2025 and December 31, 2024, respectively, and these agreements are primarily funded by life insurance policies. Deferred compensation expense was approximately $0.2 million for the nine months ended December 31, 2025 and December 31, 2024. The deferred salary payable is included in other liabilities in the consolidated balance sheets.

Note 10: EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) plan that covers all employees with 30 days of service that have attained the age of 21. Covered employees make elective salary deferrals subject to the limitations set forth by law. The Company matches a portion of the employee deferrals. The Company expensed contributions to the plan in the amount of $0.9 million and $0.8 million for the nine months ended December 31, 2025 and December 31, 2024, respectively.